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                                 Exhibit 10.6.1

                     AMENDMENT NO. 1 TO LICENSING AGREEMENT

                  This Amendment No. 1 ("Amendment No. 1") to Licensing Agreement is made as of January 1, 2002 by and between MedQuist Inc. ("MedQuist"), a New Jersey corporation with its principal place of business at Five Greentree Centre, Suite 311, Marlton, NJ 08053, acting on its own behalf and on behalf of its wholly owned subsidiaries (direct and indirect) and Philips Speech Processing GmbH ("Philips), an Austrian corporation, with its registered place of business at Computerstrasse 6, 1101 Vienna, Austria (MedQuist and Philips, each a "Party" and, collectively, the "Parties").

                                   WITNESSETH
                                   ----------

                  WHEREAS, the Parties entered into a Licensing Agreement, dated as of May 22, 2000 (the "Original Licensing Agreement") relating to the integration and use of certain Philips speech recognition technology into MedQuist's business; and

                  WHEREAS, the Parties desire to amend the Original Licensing Agreement by modifying the pricing and fees and expanding the license to include additional applications subject to the terms and conditions of this Amendment No. 1; and

                  WHEREAS, simultaneously with, and as a condition to, entering into this Amendment No. 1, the parties are entering into a Support Agreement (the "Support Agreement").

                  NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

     1. Section 1. - Definitions.

        (i) Unless otherwise defined in this Amendment No. 1, capitalized terms used in this Amendment No. 1 shall have the meanings given to them in the Original Licensing Agreement.

        (ii) The following definitions set forth in Section 1 of the Original Agreement are deleted: Level 2 Support and Level 3 Support.

        (iii) The definition of Licensed Product set forth in Section 1 of the Original Agreement is modified by deleting "and (ii)" and inserting, "(ii) the correction SDK and (iii)".

        (iv) The following definition shall be added to Section 1 of the Original Agreement: "Service Bureau Services" shall mean the licensing of remote access to Licensee's software and hardware dictation and transcription systems (e.g., SpeechMachines).




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     2. Section 2. - Scope of License Grant, Ownership and Proprietary Rights.

        (i) The first paragraph of Section 2.1 of the Original Licensing Agreement is deleted in its entirety and replaced with the following:

          Subject to the terms and conditions set forth in this Agreement, Philips grants to MedQuist during the term of this Agreement: (i) a personal, non-assignable, non-transferable, indivisible, non-exclusive (except as provided herein) license, without right to sub-license, to use the Licensed Product in Object Code and Documentation only (except as provided in Section 6) for MedQuist's internal use at its sites anywhere in the world, solely in connection with MedQuist's network and in connection with providing Services; and (ii) a personal, non-assignable, non-transferable, indivisible, non-exclusive (except as provided herein) license, without right to sub-license, to use the Licensed Product in Object Code and Documentation only (except as provided in Section 6) for use in connection with providing Service Bureau Services anywhere in the world.

The words "in the USA" in the first sentence of the second paragraph of Section
2.1 of the Original Licensing Agreement are hereby deleted and replaced with "in North America. With respect to the Service Bureau Services, Philips hereby grants to MedQuist a right of first refusal for any sales opportunity that Philips has in North America to sell the Licensed Product to a third party for Service Bureau Services."

     3. Section 4 - Pricing.

        (i) The second sentence of Section 4.1 of the Original Licensing Agreement is hereby deleted in its entirety and replaced with the following:

          From and after January 1, 2002, the license fess for the Licenses Product payable by MedQuist to Philips are set forth in Schedule D (the"Fees"). "Fees") attached to Amendment No. 1. All license fees prior to January 1, 2002 shall be as set forth in Schedule D attached to the Original Agreement.

         (ii) Upon execution of this Agreement, MedQuist shall pay to Philips all amounts due and owing under the Original License Agreement through December 31, 2001 (i.e., $US 716,000).

         (iii) Section 4.5 of the Original Licensing Agreement is hereby deleted in its entirety.

     4. Schedule C- Warranties, Indemnification and Limitation on Liability Provisions. Any reference to the United States, USA or similar shall be changed to North America.




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     5. Schedule E - Support. Schedule E ("Support") of the Original Licensing
Agreement is hereby deleted in its entirety. Simultaneous with the execution of this Amendment No. 1, the Parties shall enter into an SLA Agreement in the form attached to this Amendment No. 1.

     6. Software Escrow. In the event that: (i) Philips seeks to sell or transfer the Licensed Products to a third party that is not a direct or indirect majority owned subsidiary of Koninklijke Philips Electronics N.V. (an "affiliate"), or (ii) Philips seeks to sell or otherwise transfer all or substantially all of its business or assets to a non-affiliate or if beneficial ownership of a controlling interest in its capital stock is to be sold or otherwise transferred to a non-affiliate, it shall first give MedQuist at least 60 days prior written notice and the parties shall enter into a software escrow agreement and place the Licensed Products in escrow on commercially reasonable terms prior to completing any such sale or transfer. MedQuist shall be responsible for the fees to the escrow agent.

     7. HIPPA Business Associate. At the request of MedQuist, Philips shall execute a business associate, chain of trust and other confidentiality agreement to the extent reasonably required under the terms of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). Notwithstanding the foregoing, Philips shall not be responsible for MedQuist's failure to comply with HIPAA as a result of the manner in which MedQuist uses the Licensed Product.

     8. Miscellaneous. The Original Licensing Agreement shall continue in full force and effect, except for the amendments set forth in this Amendment No. 1. Reference to the Agreement in the Original Licensing Agreement shall mean the Original Licensing Agreement as amended hereby. In the event of any inconsistency or conflict between this Amendment No. 1 and the Original Agreement, the provisions of this Amendment No. 1 shall govern and control. This Amendment No. 1 may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties. The Parties agree to accept facsimile signatures with originals being exchanged afterwards.

        IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed by their authorized representatives.


PHILIPS SPEECH PROCESSING GmbH              MedQuist Inc.


By: _________________________               By: ________________________________
Name:                                       Name:
Title:                                      Title:





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                                  SCHEDULE "D "

                                Pricing and Fees

From and after January 1, 2002, License fees shall be based on a per payroll line basis. A payroll line is 65 black/white characters. MedQuist shall pay $US ..024 per payroll line for the first 500 million payroll lines per calendar year and $US .01 per payroll line for all lines in excess of 500 million in that calendar year. MedQuist shall only be charged for lines produced using the Licensed Product that are used to produce a final report billable by MedQuist to its client (e.g., MedQuist will not be charged for testing and developing the Licensed Products or adapting a system to a dictator). If MedQuist sends a report to a Medical Editor along with text produced by SpeechMagic and the Medical Editor deletes this text before producing a final report billable by MedQuist, MedQuist must still pay the License fees to PSP.

MedQuist shall pay a one time licensing fee of $US 150,000 for unlimited seat licenses for its use of the Correction SDK, which shall be due upon execution of Amendment No. 1. After the termination of the Agreement: (i) MedQuist and its end users of the software may continue to use installed copies of the Correction SDK software; (ii) PSP shall no longer be obligated to support the Correction SDK software unless the parties mutually agree upon the terms and conditions of a new support agreement and (iii) MedQuist may not install any new copies of the Correction SDK software unless the parties mutually agree upon the terms and conditions of a new licensing agreement for such additional installations.

ALL CHARGES FOR ADDITIONAL SERVICES shall be on commercial terms and conditions that are reasonably acceptable to both parties.